EXHIBIT 99.1

CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2006

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2006.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our results of operations for this period have been finally compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)                            production which may be obtained through future exploratory drilling;

(b)                           dry hole and abandonment costs that may result from future exploratory drilling;

(c)                            the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;

(d)                           gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance; and

(e)                            capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur.

As discussed in “Capital Expenditures”, a significant portion of our 2006 planned exploration and development expenditures relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than development prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2006.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplemental Information.”

	Year Ending December 31, 2006
	Actual	Actual	Actual	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in thousands, except per unit data)
Average Daily Production:
Gas (Mcf)	38,478	44,132	40,630	40,500 to 44,500
Oil (Bbls)	6,167	6,099	5,783	5,750 to 5,950
Natural gas liquids (Bbls)	533	549	554	500 to 550
Total gas equivalents (Mcfe)	78,678	84,020	78,652	78,000 to 83,500

Differentials:
Gas ($/Mcf)	$(1.88)	$(.04)	$(.28)	$(.40) to $(.70)
Oil ($/Bbl)	$(3.47)	$(3.92)	$(3.21)	$(2.80) to $(3.40)
Natural gas liquids ($/Bbl)	$(24.58)	$(33.14)	$(26.69)	$(22.00) to $(28.00)

Costs Variable by Production ($/Mcfe):
Production expenses (including production taxes)	$2.11	$2.08	$2.28	$2.20 to $2.40
DD&A – Oil and gas properties	$1.97	$1.98	$2.30	$1.95 to $2.25

Other Revenues (Expenses):
Natural gas services:
Revenues	$3,196	$2,789	$2,905	$2,800 to $2,900
Operating costs	$(2,829)	$(2,261)	$(2,730)	$(2,600) to $(2,800)
Exploration costs:
Abandonments and impairments	$(12,843)	$(3,329)	$(19,650)	$(7,000) to $(9,000)
Seismic and other	$(3,101)	$(2,587)	$(3,678)	$(2,600) to $(3,400)
DD&A – Other	$(729)	$(827)	$(1,041)	$(800) to $(850)
General and administrative	$(4,067)	$(4,252)	$(3,086)	$(4,350) to $(4,550)
Interest expense	$(4,339)	$(4,961)	$(5,328)	$(5,700) to $(5,900)
Other income (expense)	$618	$450	$(1,583)	$250 to $350

Effective Federal and State Income Tax Rate:
Current	0%	0%	0%	0%
Deferred	35%	15%	34%	35%

Weighted Average Shares Outstanding (in thousands):
Basic	10,841	10,850	10,850	11,000 to 11,050
Diluted	11,351	11,286	11,205	11,400 to 11,800

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2006.

	Total
	Planned
	Expenditures
	Year Ended	Percentage
	December 31, 2006	of Total
	(In thousands)

South Lousiana	$114,000	47%
North Louisiana	54,300	22%
Permian Basin	34,500	14%
East Texas (Bossier)	23,600	10%
Utah/Montana	7,700	3%
Austin Chalk (Trend)	2,700	1%
Other	7,500	3%
	$244,300	100%

Approximately 87% of the planned expenditures shown in the preceding table relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than developmental prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual expenditures during 2006 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  We do not attempt to forecast our success rate on exploratory drilling.  Accordingly, these current estimates do not include any costs we may incur to complete our successful exploratory wells and construct the required production facilities for these wells.  Also, we are actively searching for other opportunities to increase our oil and gas reserves, including the evaluation of new prospects for exploratory and developmental drilling activities and potential acquisitions of proved oil and gas properties.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during 2006.

Supplementary Information

Oil and Gas Production

The following table summarizes, by area, our actual and estimated daily net production for each quarter during the year ending December 31, 2006.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2006
	Actual	Actual	Actual	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Gas (Mcf):
Permian Basin	13,824	15,744	13,804	13,533
Louisiana	9,466	15,428	15,059	17,620
Austin Chalk (Trend)	3,261	2,757	2,102	2,326
Cotton Valley Reef Complex	11,439	9,723	9,083	8,467
Other	488	480	582	554
	38,478	44,132	40,630	42,500
Oil (Bbls):
Permian Basin	3,216	3,274	3,102	3,120
Louisiana	1,079	933	899	913
Austin Chalk (Trend)	1,828	1,833	1,719	1,752
Other	44	59	63	65
	6,167	6,099	5,783	5,850
Natural Gas Liquids (Bbls):
Permian Basin	262	227	230	196
Austin Chalk (Trend)	258	265	260	264
Other	13	57	64	65
	533	549	554	525

Accounting for Derivatives

The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to September 30, 2006.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Collars:

	Gas			Oil
	MMBtu(a)	Floor	Ceiling	Bbls	Floor	Ceiling
Production Period:
4th Quarter 2006	456,000	$4.00	$5.21	150,000	$23.00	$25.32
2007	1,831,000	$4.00	$5.18	562,000	$23.00	$25.20
2008	1,279,000	$4.00	$5.15	392,000	$23.00	$25.07
	3,566,000			1,104,000

Swaps:

	Gas		Oil
	MMBtu(a)	Price	Bbls	Price
Production Period:
4th Quarter 2006	1,050,000	$10.03	75,000	$71.60
2007	5,100,000	$9.20	900,000	$70.06
2008	3,600,000	$8.37	360,000	$69.55
	9,750,000		1,335,000

(a)                                  One MMBtu equals one Mcf at a Btu factor of 1,000.

In August 2006, we terminated certain fixed-price gas swaps covering 9,010,000 MMBtu of gas production at an average price of $9.26 per Mcf for the period from November 2006 through December 2007.  We received cash proceeds of $6.1 million upon termination of these contracts.

In July 2006, we also terminated certain fixed-price oil swaps covering 300,000 barrels at a price of $80.45 per barrel, from January 2007 through December 2007, resulting in an aggregate loss of approximately $2.4 million, which will be paid to the counterparty monthly during 2007.

Interest Rates

The following summarizes information concerning our net positions in open interest rate swaps applicable to periods subsequent to September 30, 2006.

	Principal	Fixed Libor
	Balance	Rates
Period:
October 1, 2006 to November 1, 2006	$55,000,000	4.29%
November 1, 2006 to November 1, 2007	$50,000,000	5.19%
November 1, 2007 to November 1, 2008	$45,000,000	5.73%

We did not designate any of the derivatives shown in the preceding tables as cash flow hedges under SFAS 133; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense).